SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2002

FAN ENERGY INC.
(Exact name of registrant as specified in its charter)

                                                      Nevada                                     000-31079                                                             77-0140428
                                  (State or other jurisdiction              (Commission File Number)                             (IRS Employer Identification No.)
                                   of incorporation)

5355 Capital Court, Suite 108
Reno, Nevada 89502
(Address of principal executive offices)

(602) 953-7701
(Registrant's telephone number, including area code)

Item 1.      CHANGES IN CONTROL OF REGISTRANT.

        On May 3, 2002, a change of control of Registrant occurred. On that date Registrant closed the Asset Purchase Agreement with Project 1000, Inc., a Nevada corporation, pursuant to which Registrant acquired the seller’s proprietary technology, consisting of a set of methodologies designed to work together to thwart illegal copying or ripping of optical media that complies to IEC No. 90608 Redbook standards and certain related assets. As consideration for the acquisition of the assets, Registrant issued 2,547,771 restricted shares of Registrant’s $0.001 par value common stock to seller. Project 1000, Inc. is a wholly-owned subsidiary of SunnComm, Inc., a publicly-owned and traded corporation. The shares of Registrant’s common stock issued to Project 1000, Inc. equal approximately 52% of Registrant’s issued and outstanding common stock following the transaction.

        In addition, on May 3, 2002, two persons who were also officers and directors of Registrant entered into a Voting Agreement with Project 1000, Inc. Under the Voting Agreement, each of the two individuals and Project 1000, Inc. agreed that all 3,201,105 shares of Registrant’s common stock owned by the three parties, which total approximately 65% of Registrant’s outstanding common stock, would vote all of the shares in concert with, and at the direction of, Project 1000, Inc.

        At the closing of the Asset Purchase Agreement, Registrant accepted the resignation of one of its directors and agreed to add three persons designated by Project 1000, Inc., to Registrant’s Board of Directors.

Item 2.      ACQUISITION OR DISPOSITION OF ASSETS.

        On May 3, 2002, Registrant closed the Asset Purchase Agreement pursuant to which it acquired the seller’s proprietary technology, consisting of a set of methodologies designed to work together to thwart illegal copying or ripping of optical media that complies to IEC No. 90608 Redbook standards and certain related assets. The assets constituted all of the assets of Project 1000, Inc. As consideration for the acquisition of the assets acquired, Registrant issued to the seller 2,547,771 restricted shares of Registrant $0.001 par value common stock. Registrant and management of SunnComm, Inc., the parent corporation of Project 1000, Inc., negotiated the purchase price paid for the assets based on the parties’ present relative expectations concerning the future value of the technology acquired. There is no material relationship between Registrant and any of its officers or directors and the seller, its parent corporation or any of its officers, directors or affiliates.

        None of the assets acquired by Registrant constituted plant, equipment or other physical property, as the assets acquired consisted solely of proprietary intellectual property and related intangible assets. Registrant intends to commercialize the intellectual property acquired by licensing certain rights to third parties and by including certain aspects of the technology with products which Registrant may market in the future.

Item 5.      OTHER EVENTS.

        On May 7, 2002, Registrant and SunnComm,Inc. jointly announced that they reached an agreement whereby the companies will be merged subject to the approval of the majority of the shareholders of both companies. Both companies intend to solicit such approval of the shareholders as soon as practical. SunComm,Inc. will be the acquirer for accounting purposes. A copy of the press release is attached as Exhibit 99.1.

Item 7.      FINANCIAL STATEMENTS AND EXHIBITS.

        (a)      Financial statements of businesses acquired.

        Registrant is a small business issuer. Under Item 310(c)(3)(i) of Regulation S-B, financial statements relating to the assets acquired are not required.

        (b)      Pro forma financial information.

        Registrant is a small business issuer. Under Item 310(d) of Regulation S-B, pro forma financial information relating to the acquisition of the assets is not required.

        (c)      Exhibits.

        The following exhibits are filed as a part of this report.

                 Exhibit 10.1      Asset Purchase Agreement, dated February 19, 2002
                 Exhibit 10.2      Amendment No. 1 to Asset Purchase Agreement
                 Exhibit 10.3      Amendment to Asset Purchase Agreement, dated May 3, 2002
                 Exhibit 10.4      Voting Agreement, dated May 3, 2002
                 Exhibit 99.1      Press Release dated May 7, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                       FAN ENERGY INC.

Date:         May 7, 2002                                                               By: /s/ Albert Golusin
                                                                                                              Albert Golusin, Secretary